EXHIBIT NO. 32.1
Form 10-QSB
KIK Technology International, Inc.
File No. 000-30071


          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of KIK Technology International, Inc. (the "Company") on Form 10-QSB for the period ending April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William M. Knooihuizen, Chief Executive and Acting Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: July 19, 2007                     By: /s/ William M. Knooihuizen
      -------------                        -------------------------------------
                                                          William M. Knooihuizen
                                                     Chief Executive Officer and
                                                  Acting Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to KIK Technology International, Inc. and will be retained by KIK Technology International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.